Privileged and Confidential	EXHIBIT 10.8

COMMERCIAL AND ADMINISTRATION

MANAGEMENT AGREEMENT

between

SRV JOINT GAS LTD.

and

HÖEGH LNG AS

This Management Agreement (the “Agreement”) is made as of 24 November 2009 between;

SRV Joint Gas Ltd. (the “Owner”) of c/o Appleby Corporate Services (Cayman) Limited, P.O. Box 1350 GT, Clifton House, 76 Fort Street, George Town, Grand Cayman, Cayman Islands; and

Höegh LNG AS (the “Manager”) of P.O. Box 4 Skøyen, Drammensveien 134, 0212 Oslo, Norway.

1.	The Manager hereby undertakes to provide the Owner with the following services (the “Services”):

a)	accounting, including budgeting, reporting and annual audited reports

b)	finance and cash management

c)	legal (in house)

d)	commercial

e)	insurance

f)	general office administration and secretary functions

2.	The Owner shall pay to the Manager for the above Services an annual management fee. The management fee shall cover actual cost of the manager, plus a 3 % profit margin. It shall not include any extra ordinary profits. The amount should be approved between the shareholders at a mutually agreeable level, which should be in line with international business standards.

3.	The Management Fee shall not include extraordinary commercial work (such as S&P and other project work), external or extraordinary legal costs, extraordinary insurance work (such as following up major claims) corporate fees in Cayman Islands and auditors fees, which will be invoiced directly to the Owner.

4.	For 2009 the fee shall be calculated on a pro rata basis, commencing on vessel delivery. From and including 1 January 2010 the Management Fee will be budgeted at the beginning of each year.

5.	This Agreement shall come into force as of 24 November 2009.

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6.	The Owner hereby ratifies and confirms and agrees to ratify and confirm whatsoever the Manager shall do or purport to do properly and lawfully under or pursuant to this Agreement.

7.	It is hereby agreed and declared that the Manager shall not be:

a)	restricted from rendering services similar to the services to be rendered hereunder, to other companies or from carrying on or being concerned or interested (whether as manager, agent, buyer, operator, charterer or otherwise) in any business or activity which is or may be similar to or competitive with the business or activities now or at any time hereafter carried on by the Owner; or

b)	liable or answerable for the consequences of any decision or judgement taken or made honestly, lawfully and in good faith by the Manager in or about the performance or exercise of any of its obligations, duties, powers or discretions under or pursuant to this Agreement.

8.	The Owner shall indemnify and hold the Manager, its employees, servants, agents and sub-contractors free and harmless from all and any claims of whatsoever kind or nature for any damage, loss, expenses or costs whatsoever and howsoever caused to, suffered or incurred by the Owner and/or to any third party whosoever arising out of or in connection with the performance of the duties of the Manager.

9.	It is hereby expressly agreed that no employee, servant, agent or sub-contractor of the Manager shall in any circumstances whatsoever be under any liability whatsoever to the Owner for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and without prejudice to the generality of the foregoing provisions in this Clause, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defense and immunity of whatsoever nature applicable to the Manager or to which the Manager is entitled hereunder shall also be available and shall extend to protect every such employee, servant, agent or sub-contractor of the Manager.

10.	This Agreement may be terminated by either party giving 90 days written notice.

11.	This Agreement shall be governed by and construed in accordance with English law. Any claim, dispute or controversy arising among the parties out of or in relation to this Agreement, shall be settled pursuant to the procedure set out in Clause 19.1 of the Shipman 98 Ship Management Agreement.

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This Agreement has been executed in 2 original counterparts, one to each of the parties.

SRV Joint Gas Ltd.		Höegh LNG AS

/s/ GEIRMUND ASABØ		/s/ S. STØHLE
Name:	Geirmund Aasbø	Name:	Sveinung J. Støhle
Title:	Attorney-in-Fact.	Title:	President & CEO